EXHIBIT 99.1
Contacts:  Kermit K. Houser             Marshall J. Alexander
           President and CEO            Executive VP And  CFO
           (541) 882-3444 X 7133        (541) 882-3444 X 7120
News   Release
================================================================================

 KLAMATH FIRST BANCORP REPORTS FIRST HALF FY03 EARNINGS UP 14% TO $2.8 MILLION

     Klamath Falls, OR - April 24, 2003 - Klamath First Bancorp,  Inc.  (Nasdaq:
KFBI) reported net earnings for the second fiscal quarter ended March 31, 2003 was $962,000, or $0.15 per diluted share, compared to $1.7 million, or $0.26 per diluted share in the like quarter a year earlier. For the six-month period net earnings grew 14% to $2.8 million, or $0.43 per share compared to $2.5 million, or $0.37 per share, in the first six months of last fiscal year.

     "Two years ago, we embarked on a strategy to reduce our reliance on fixed rate 1-4 family loans and certificates of deposit by growing the commercial and consumer loan segments and emphasizing core deposits. We are continuing with this strategy because it is a sound one for the future of Klamath First. However, with the current interest rate environment, particularly the last 50 basis point reduction in interest rates last fall, our quarterly results have been disappointing due to the accelerated payoffs of our existing residential loan portfolio before it can be replaced with the targeted assets," said Kermit Houser, president and chief executive officer. "As our loan portfolio shifts to a greater percentage of higher yielding commercial, consumer and more rapidly repricing adjustable rate loans we will be able to produce additional revenues. In addition, future interest rate increases will accelerate our income generating capabilities from our large investment portfolio.

     "We remain committed to maintaining high credit quality while shifting our loan portfolio to commercial and consumer loans and are unwilling to take on undue risk in producing these assets," Houser added. "We are building core deposits and have allowed other high cost deposits to run off. From an operations standpoint, we remain strong and are continuing to build our franchise."

     Revenue for the quarter (net interest income before provision for loan losses plus non-interest income) was $14.2 million compared to $14.9 million in the like quarter last fiscal year. Revenue for the six month period was $29.1 million compared to $28.5 million for the first six months of fiscal 2002. For the quarter, the net interest margin was 3.04%, compared to 3.14% for the quarter ended December 31, 2002 and 3.55% for the quarter ended March 31, 2002. The net interest margin year-to-date was 3.09% compared to 3.41% for the first half of fiscal 2002.

     Net interest income before provision for loan losses was $10.4 million for the quarter, compared to $12.0 million in the second quarter of fiscal 2002. For the first six months of fiscal 2003, net interest income before provision was $21.4 million compared to $23.3 million for the like period of fiscal 2002.

     For the second quarter, non-interest income increased 29% to $3.8 million, compared to $2.9 million in the like quarter a year earlier. For the first half of the fiscal year, non-interest income grew 48% to $7.7 million, compared to $5.2 million in the like period a year earlier.

     "Increased productivity and cost saving strategies implemented over the last couple of years have curbed increases in operating expense, with the most recent quarter increasing less than 4% compared to a year ago. Individual line item expenses are comparable to our peers. Unfortunately, with our ability to generate income severely limited by the current interest rate environment and our low loan to deposit ratio, our performance ratios are not where they need to be," said Houser. Total non-interest expense was $12.8 million for the quarter, compared to $12.4 million in the like quarter a year earlier. Total non-interest expense was $25.0 million for the first six months of fiscal 2003, compared to $24.5 million in the like period last fiscal year.

     The company adopted SFAS 147, "Acquisitions of Certain Financial Institutions," as of October 1, 2002. This statement makes the accounting for branch acquisitions by financial institutions consistent with the accounting principles applied to other acquisitions. By adopting this pronouncement, Klamath has ceased amortizing other intangibles related to branch acquisitions. These other intangibles totaled $22.9 million at September 30, 2002. During the year ended September 30, 2002, the company expensed $1.1 million related to amortization of other intangibles. If Klamath First had not adopted SFAS 147, its pre-tax amortization expense related to other intangibles would have been approximately $816,000 year-to-date. Under SFAS No. 147, this expense will not be recorded in future fiscal years, but the intangible asset will be subjected to impairment testing at least annually.



                                     (more)

     Assets grew 2% to $1.48 billion at March 31, 2003 compared to $1.45 billion a year earlier. Deposits were $1.10 billion, compared to $1.14 billion at March 31, 2002, which include a 17% increase in non-interest bearing deposits and an $83 million, or 18%, drop in high-cost certificates of deposit. Stockholders' equity increased 9% to $119 million, and book value per share was up 13% to $19.36, compared to $17.18 a year earlier. In April 2002, the company issued $13 million of floating rate capital securities, and in July 2001, the company issued $15 million of floating rate capital securities.

     "We are more dependent than many of our peers on our investment portfolio as it totals over three quarters of a billion dollars. Two years ago, with the sale of securities related to the securitization of $190 million in fixed rate long-term mortgage loans and our purchase of 13 branches from Washington Mutual, we began the process of restructuring our balance sheet to provide more liquidity and to better deploy our resources in a changing interest rate environment. We believed at that time that it was most prudent to make short-term investments with a three to five year cash flow horizon in anticipation of rising interest rates. Therefore, those short-term investments are now maturing or returning cash, which will continue. Unfortunately, these funds must now be reinvested at the lowest interest rate levels seen in over 50 years. We remain well-positioned to benefit from accelerated income generation when interest rates increase," said Marshall J. Alexander, executive vice president and chief financial officer.

     "Non-real estate secured loans such as commercial business, which were up 5%, and consumer loans, up 41%, continue to be a larger portion of our portfolio. They now account for 28% of the total portfolio compared to 20% a year ago," said Houser. "Commercial real estate loans have grown 23%, and now equal 26% of the portfolio, compared to 19% a year ago. At the same time, record 1-4 family refinancing activity and the selling of new loan production into the secondary market has caused contraction in the overall loan portfolio. We will continue to sell these lower rate loans into the secondary market to mitigate the risk of holding low, fixed-rate, long-term loans in a higher interest rate environment." Net loans totaled $573 million at March 31, 2003, compared to $645 million a year earlier.

     Loan quality remains outstanding as non-performing assets represented only 0.15% of total assets, compared to 0.09% of assets at December 31, 2002 and 0.04% at March 31, 2002. The allowance for loan losses was $7.2 million, or 1.23% of total loans outstanding and 478% of non-performing loans. A year earlier, the allowance was $8.0 million, or 1.21% of loans and 1334% of non-performing loans. "While we have had an increase in non-performing assets, we are still below our peers. According to the most recent data from third-party source SNL Financial, the average ratio of non-performing assets to assets for companies similar to ours it 0.40%, 25 basis points higher than our ratio. In addition, we have not added to our loan loss provision in recent quarters because the overall portfolio has been shrinking due to sales of 1-4 family loans to the secondary market and because the quality of our loan portfolio remains well above average," said Houser.

About Klamath First Bancorp, Inc.

     Klamath First Bancorp, Inc. is the holding company for Klamath First, which operates 57 offices, 55 in 26 counties throughout Oregon and two in-store branches in South Central Washington. Klamath First serves the state of Oregon through these offices by offering a full range of products and services for both the consumer and business customer, including commercial, consumer and real estate loans, various checking and savings products, 24 hour telephone banking, and online banking with bill pay through its web site www.KlamathFirst.com. Additionally, customers may visit new in-store branches seven days a week with extended banking hours.


Safe Harbor Clause: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include those related to the economic environment, particularly in the region where Klamath First Bancorp, Inc. operates, fiscal and monetary policies of the U.S. government, competitive products and pricing, acquisitions, credit risk management, change in government regulations affecting financial institutions and other risks and uncertainties discussed from time to time in Klamath First Bancorp, Inc.'s SEC filings including its 2002 Form 10-K. Klamath First Bancorp, Inc. disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

                                 (tables follow)

RESULTS OF OPERATIONS                                                  Quarters Ended                      Six Months Ended
                                                         ---------------------------------------     ---------------------------
(In thousands except shares and per share data)          Mar 31, 2003  Dec 31, 2002 Mar 31, 2002     Mar 31, 2003   Mar 31, 2002
                                                         ------------  -----------  ------------     ------------   ------------
INTEREST INCOME :
   Loans receivable                                    $      11,002 $     11,712 $      13,330    $      22,714 $       27,290
   Mortgage-backed securities                                  5,099        5,944         6,358           11,043         12,942
   Securities and deposits                                     1,670        1,571         2,234            3,241          4,684
                                                         ------------  -----------  ------------     ------------   ------------
                                                              17,771       19,227        21,922           36,998         44,916
INTEREST EXPENSE :
   Deposits                                                    4,698        5,550         7,510           10,248         16,757
   Federal Home Loan Bank advances                             2,627        2,651         2,363            5,277          4,793
   Other borrowings                                               23           29            24               53             65
                                                         ------------  -----------  ------------     ------------   ------------
                                                               7,348        8,230         9,897           15,578         21,615
                                                         ------------  -----------  ------------     ------------   ------------
     Net Interest Income Before Provision For Loan Losses     10,423       10,997        12,025           21,420         23,301
PROVISION FOR LOAN LOSSES                                        - -          - -             3              - -            156
                                                         ------------  -----------  ------------     ------------   ------------
     Net Interest Income After Provision For Loan Losses      10,423       10,997        12,022           21,420         23,145

NON-INTEREST INCOME :
   Fees and service charges on deposit accounts                1,521        1,581         1,236            3,102          2,328
   Other fees and service charges                                828          811           751            1,639          1,462
   Gain (loss) on sale of securities                             100          380           119              480            119
   Brokerage and annuity commissions                             401          507           301              908            543
   Gain on sale of mortgage loans                                612          405           329            1,017            463
   Other                                                         310          257           185              567            288
                                                         ------------  -----------  ------------     ------------   ------------
                                                               3,772        3,941         2,921            7,713          5,203
NON-INTEREST EXPENSE :
   Salary and employee benefits                                6,206        5,877         5,524           12,083         10,899
   Occupancy and equipment                                     1,352        1,224         1,156            2,576          2,362
   Information / computer data services                          347          346           407              693            780
   Deposit insurance                                              47           48            51               95             84
   Amortization of intangibles                                   912          912         1,378            1,824          2,756
   Dividends on mandatorily redeemable preferred securities      403          431           244              834            546
   Other                                                       3,578        3,329         3,636            6,908          7,099
                                                         ------------  -----------  ------------     ------------   ------------

                                                              12,845       12,167        12,396           25,013         24,526
                                                         ------------  -----------  ------------     ------------   ------------
     Income Before Provision For Income Taxes                  1,350        2,771         2,547            4,120          3,822

PROVISION FOR INCOME TAXES                                       388          885           876            1,273          1,330

                                                         ------------  -----------  ------------     ------------   ------------
NET EARNINGS                                           $         962 $      1,886 $       1,671    $       2,847 $        2,492
                                                         ============  ===========  ============     ============   ============

Earnings Per Share
   Basic                                               $        0.15  $      0.29  $       0.26    $        0.44  $        0.37
   Diluted                                             $        0.15  $      0.29  $       0.26    $        0.43  $        0.37
Cumulative Dividend Per Share                          $        0.13  $      0.13  $       0.13    $        0.26  $        0.26
Weighted Average Shares Outstanding
   Basic                                                   6,482,777    6,399,299     6,381,819        6,440,579      6,822,025
   Diluted                                                 6,632,322    6,541,255     6,402,420        6,579,390      6,822,025
Shares repurchased during the period                             - -          - -        30,000              - -         21,732

FINANCIAL  CONDITION
(In thousands except shares and per share data)               Mar 31, 2003 Sep 30, 2002 Mar 31, 2002
                                                              ------------ ------------ ------------

ASSETS
Cash and due from banks                                       $     53,044 $     45,791 $     62,509
Mortgage-backed securities                                         592,316      650,796      497,166
Investment securities                                              154,191      119,999      150,032
Federal Home Loan Bank stock                                        13,969       13,510       13,113
Loans receivable:
    Held for portfolio                                             580,630      614,841      652,991
    Allowance for loan losses                                       (7,234)      (7,376)      (7,993)
                                                              ------------ ------------ ------------
                                                                   573,396      607,465      644,998

Accrued interest receivable                                          7,469        8,177        8,299
Real estate held for sale, net                                         656          759           49
Property and equipment, net                                         23,323       23,411       23,385
Bank-owned life insurance                                           15,137          - -          - -
Intangible assets                                                   38,475       40,299       42,827
Deferred income tax receivable, net                                  1,366          - -          - -
Other assets                                                         4,298        3,288        5,186
                                                              ------------ ------------ ------------
                                                              $  1,477,640 $  1,513,495 $  1,447,564
                                                              ============ ============ ============
LIABILITIES
Deposits:
    Non-interest bearing checking                             $    143,372 $    142,773 $    122,781
    Interest-bearing checking                                      134,386      125,867      120,705
    Statement savings                                               89,333       86,001       84,250
    Money market                                                   329,350      330,646      323,468
    Certificates of deposit                                        403,287      456,719      490,360
                                                              ------------ ------------ ------------
                                                                 1,099,728    1,142,006    1,141,564
Borrowings:
    Advances from Federal Home Loan Bank                           208,000      205,250      168,000
    Other borrowings                                                 1,700        1,700        1,700
                                                              ------------ ------------ ------------
                                                                   209,700      206,950      169,700
Accrued expenses and other liabilities                              21,149       15,087       11,916
Pension liabilities                                                    811          842        1,007
Deferred income tax liability, net                                     - -        1,467          - -
                                                              ------------ ------------ ------------
                                                                 1,331,388    1,366,352    1,324,187

Mandatorily redeemable preferred securities                         27,272       27,206       14,577

STOCKHOLDERS' EQUITY
Common stock and additional paid in capital                         31,841       30,038       30,929
Retained earnings                                                   88,726       87,576       84,642
Accumulated other comprehensive income (loss)                        1,712        6,257       (2,201)
Unearned shares of common stock issued to ESOP                      (2,446)      (2,935)      (3,424)
Unearned shares issued to MRDP                                        (853)        (999)      (1,146)
                                                              ------------ ------------ ------------
                                                                   118,980      119,937      108,800
                                                              ------------ ------------ ------------
                                                              $  1,477,640 $  1,513,495 $  1,447,564

                                                              ============ ============ ============
Shares Issued : (1)
    Shares issued at end of period                               6,502,780    6,744,040    6,817,367
       Less unearned ESOP and MRDP shares at end of period         356,625      377,494      485,004
                                                              ------------ ------------ ------------
    Shares outstanding at end of period excluding the
       unearned shares                                           6,146,155    6,366,546    6,332,363
                                                              ============ ============ ============

Book Value Per Share  (1)                                     $      19.36 $      18.84 $      17.18
Tangible Book Value Per Share  (1)                            $      13.10 $      12.51 $      10.42

 (1)Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan
    (ESOP) and Management Recognition and Development Plan (MRDP).

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)

LOANS (including loans held for sale):                Mar 31, 2003     Dec 31, 2002      Mar 31, 2002
                                                     ---------------  ---------------   ---------------
Secured by real estate
     1-4 family                                    $        255,517 $        298,906  $        388,519
     Construction                                            13,524           13,072            15,072
     Commercial, multi-family, and other                    154,365          138,468           125,375
Non-real estate loans
     Home improvement and home equity                        86,697           74,930            54,140
     Other consumer                                          18,501           18,541            20,674
     Commercial business                                     61,437           62,385            58,310
                                                     ---------------  ---------------   ---------------
     Total Gross Loans Outstanding                 $        590,041 $        606,302  $        662,090
                                                     ===============  ===============   ===============

NON - PERFORMING ASSETS :                             Mar 31, 2003     Dec 31, 2002      Mar 31, 2002
                                                     ---------------  ---------------   ---------------

Loans on Non - Accrual Status                      $          1,512 $            583  $            599
Delinquent Loans on  Accrual Status                             - -              - -               - -
                                                     ---------------  ---------------   ---------------
Total Non - Performing Loans                                  1,512              583               599
Real Estate Owned (REO) / Repossessed assets                    656              754                49
                                                     ---------------  ---------------   ---------------
     Total Non - Performing Assets                 $          2,168 $          1,337  $            648
                                                     ===============  ===============   ===============

Total Non - Performing Assets / Total Assets                  0.15%            0.09%             0.04%

                                                                      Quarter Ended
                                                     --------------------------------------------------
CHANGE IN THE                                         Mar 31, 2003     Dec 31, 2002      Mar 31, 2002
                                                     ---------------  ---------------   ---------------
ALLOWANCE FOR LOAN LOSSES :
Balance at beginning of period                     $          7,328 $          7,376  $          8,059

Provision for loan losses                                       - -              - -                 3

Recoveries                                                       14               30                 4
Charge offs                                                    (108)             (78)              (73)
                                                     ---------------  ---------------   ---------------
     Net (charge off's) recoveries                              (94)             (48)              (69)
                                                     ---------------  ---------------   ---------------


                                                     ---------------  ---------------   ---------------
Balance at end of period                           $          7,234 $          7,328  $          7,993
                                                     ===============  ===============   ===============

Net Charge-offs / Average Loans Outstanding                   0.02%            0.01%             0.01%
Allowance for Loan Losses / Total Loans Outstanding           1.23%            1.21%             1.21%
Allowance for Loan Losses / Non - Performing  Loans            478%            1257%             1334%

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates / Ratios Annualized)
                                                                  Quarter Ended                                 Year to Date
                                                    ----------------------------------------        --------------------------
OPERATING PERFORMANCE :                              3/31/2003    12/31/2002     3/31/2002           3/31/2003     3/31/2002
                                                    ------------  ------------  ------------        ------------  ------------
Average loans                                     $     595,191 $     606,377 $     671,637       $     600,828 $     681,243
Average securities and deposits                         775,269       793,295       684,668             784,531       689,339
Average non - interest - earning  assets                139,496       120,865       110,065             129,542       110,528
                                                    ------------  ------------  ------------        ------------  ------------

Total Average Assets                              $   1,509,956 $   1,520,537 $   1,466,370       $   1,514,901 $   1,481,110
                                                    ============  ============  ============        ============  ============

Average deposits                                  $     963,418 $     991,969 $   1,022,752       $     977,870 $   1,028,942
Average borrowings                                      210,291       205,458       169,700             207,850       169,832
Average non - interest earning - liabilities            217,002       203,310       161,737             209,660       168,776
                                                    ------------  ------------  ------------        ------------  ------------
Total Average Liabilities                             1,390,711     1,400,737     1,354,189           1,395,380     1,367,550

Total average equity                                    119,245       119,800       112,181             119,521       113,560
                                                    ------------  ------------  ------------        ------------  ------------
Total Average Liabilities And Equity              $   1,509,956 $   1,520,537 $   1,466,370       $   1,514,901 $   1,481,110
                                                    ============  ============  ============        ============  ============

Interest rate yield on loans                              7.39%         7.73%         7.94%               7.56%         8.01%
Interest rate yield on securities and deposits            3.49%         3.79%         5.02%               3.64%         5.11%
     Interest Rate Yield On Interest Earning Assets       5.19%         5.49%         6.47%               5.34%         6.55%
                                                    ------------  ------------  ------------        ------------  ------------

Interest rate expense on deposits                         1.95%         2.24%         2.94%               2.10%         3.26%
Interest rate expense on borrowings                       5.03%         5.20%         5.61%               5.11%         5.64%
     Interest Rate Expense On Interest Bearing
        Liabilities                                       2.50%         2.75%         3.32%               2.63%         3.60%
                                                    ------------  ------------  ------------        ------------  ------------

Interest rate spread                                      2.69%         2.74%         3.15%               2.71%         2.95%
                                                    ============  ============  ============        ============  ============


Net interest margin                                       3.04%         3.14%         3.55%               3.09%         3.41%
                                                    ============  ============  ============        ============  ============


Other operating income / Average assets
     Includes gains (losses) from sales of securities     1.00%         1.04%         0.80%               1.02%         0.70%
     Excludes gains (losses) from sales of securities     0.97%         0.94%         0.76%               0.95%         0.69%

Other operating expense / Average assets
     Includes non-cash items (GAAP)                       3.40%         3.20%         3.38%               3.30%         3.31%
     Excludes non-cash items (1)                          3.03%         2.84%         2.90%               2.94%         2.83%

Efficiency ratio (other operating expense / revenue)
     Includes non-cash items (GAAP)                      90.49%        81.45%        82.94%              85.86%        86.04%
     Excludes non-cash items (1)                         80.63%        72.31%        71.01%              76.37%        73.56%

Return on average assets
     Includes non-cash items (GAAP)                       0.25%         0.50%         0.46%               0.38%         0.34%
     Excludes non-cash items (1)                          0.54%         0.73%         0.83%               0.64%         0.70%

Return on average equity
     Includes non-cash items (GAAP)                       3.23%         6.30%         5.96%               4.76%         4.39%
     Excludes non-cash items (1)                          6.85%         9.30%        10.80%               8.08%         9.16%

Average equity  /  Average assets                         7.90%         7.88%         7.65%               7.89%         7.67%

     (1)This press release includes information relating to non-interest expense that is calculated on a non-GAAP basis.  Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides a more accurate  picture of its  operating  results for purposes of  comparisons  to prior  periods and other  entities.  Items considered  non-cash  items are  amortization  of core  deposit  and other  intangibles  and expense  related to the  company's
     Management  Recognition and Development  Plan and Employee Stock Ownership Plan.  These expenses have been reflected net of the related tax expense.



Reconciliation to GAAP financial measures
      Net earnings - GAAP                                 $ 962       $ 1,886       $ 1,671             $ 2,847       $ 2,492
         Add back: non-cash items, net of tax             1,080           900         1,358               1,980         2,711
                                                    ------------  ------------  ------------        ------------  ------------

     Net earnings - excluding non-cash items            $ 2,042       $ 2,786       $ 3,029             $ 4,827       $ 5,203
                                                    ============  ============  ============        ============  ============


NOTE:  Transmitted on Business Wire at 5:00 PDT on April 24, 2002.